SECOND AMENDMENT TO PURCHASE AGREEMENT

	THIS SECOND AMENDMENT to Purchase Agreement is dated this 2nd day of February, 1999, by and between Hillcrest Development ("Seller") and R & D Systems, Inc. ("Buyer").

                                   RECITALS

       1. Seller and Buyer entered into a purchase agreement dated January 22, 1999, for the sale and purchase of real property legally described as Lots 8, 9, 16, and 17, Auditor's Subdivision Number 268, Hennepin County, Minnesota which Purchase Agreement was amended by that certain First Amendment to Purchase Agreement dated February 5, 1999 (collectively, the "Purchase Agreement").

       2. The parties wish to amend the Purchase Agreement on the terms and conditions hereafter set forth.

	NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:


       1. Section XXIII is hereby deleted in its entirety and replaced with the following provision:

                 CONDITIONS PRECEDENT FOR BOTH SELLER AND BUYER

             Notwithstanding any other provision hereof to the contrary, this Purchase Agreement, including, but not limited to, Section VIII hereof, shall be null and void and neither party shall hereafter be liable to the other unless (a) prior to February 11, 1999, both Seller and Buyer have executed the 2101 Kennedy Option and the Phase II Option; (b) prior to January 29, 1999, Buyer has delivered to Title the tenant estoppel letter required by Section VIII and Buyer's Board of Directors approves the execution of this Purchase Agreement and Buyer delivers a written copy of such resolution to Seller; and (c) prior to February 26, 1999 at 12:01 P.M. C.S.T. Buyer and Seller have agreed to the form and substance of the License Agreement, the Parking Easement and the Management Agreement as defined in Sections XVIII and XXV.

       2. Except as provided for above, all the terms and conditions of the Purchase Agreement shall remain in full force and effect.

                                Buyer:     R & D Systems, Inc.

                                By:	/s/ Thomas E. Oland
                                Its:	President


                                Seller:     Hillcrest Development

                                By:     /s/ Scott Tankenoff
                                Its:	General Partner